As filed with the Securities and Exchange Commission on June 20, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EXAGEN INC.
(Exact name of registrant as specified in its charter)

Delaware	20-0434866
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number
1261 Liberty Way
Vista, CA 92081
(760) 560-1501
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John Aballi
President and Chief Executive Officer
Exagen Inc.
1261 Liberty Way
Vista, California 92081
(760) 560-1501
(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Scott M. Stanton, Esq.
Melanie Ruthrauff Levy, Esq.
Jason Miller, Esq.
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
San Diego, CA 92130
Tel: (858) 314-1500
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be amended or completed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED JUNE 20, 2025
PROSPECTUS
Exagen Inc.
Up to 1,150,000 Shares of Common Stock
This prospectus relates to the resale by the selling stockholder named herein, or its pledgees, donees, transferees or other successors in interest, from time to time, of up to 1,150,000 shares, or the Shares, of our common stock, par value $0.001 per share, or common stock, issuable upon exercise of a warrant certificate, or the Warrant Certificate, granted to Perceptive Credit Holdings IV, LP, or Perceptive, in connection with that certain Credit Agreement and Guaranty, or the Credit Agreement, dated as of April 25, 2025, by and between us and Perceptive, as lender and administrative agent. 400,000 Shares vested and became exercisable on the Closing Date (as defined below), 150,000 Shares will vest and become exercisable on the Tranche B Borrowing Date (as defined below), 150,000 Shares will vest and become exercisable on the Tranche C Borrowing Date (as defined below) and 450,000 Shares will vest and become exercisable on the Tranche D Borrowing Date (as defined below). We are registering the Shares on behalf of the selling stockholder, to be offered and sold from time to time, to satisfy certain registration rights that we have granted to the selling stockholder.
The selling stockholder may resell or dispose of the Shares, or interests therein, at fixed prices, at prevailing market prices at the time of sale or at prices negotiated with purchasers, to or through underwriters, broker-dealers, agents, or through any other means described in the section of this prospectus entitled “Plan of Distribution.” The selling stockholder will bear its respective commissions and discounts, if any, attributable to the sale or disposition of the Shares, or interests therein, held by such selling stockholder. We will bear all costs, expenses and fees in connection with the registration of the Shares. We will not receive any of the proceeds from the sale of the Shares by the selling stockholder. To the extent the Warrant Certificate is exercised on a cash basis, if at all, we will receive proceeds from the exercise of the Warrant Certificate.
Our common stock is listed on the Nasdaq Global Market under the symbol “XGN.” On June 18, 2025, the last reported sale price of our common stock on the Nasdaq Global Market was $7.36 per share.
INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” BEGINNING ON PAGE 6 OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SHARES.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is                         , 2025.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, pursuant to which the selling stockholder named herein may, from time to time, offer and sell or otherwise dispose of the shares of our common stock covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of common stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find Additional Information” and “Information Incorporated by Reference” in this prospectus.
Neither we, nor the selling stockholder, have authorized anyone to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus, any post-effective amendment, or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We and the selling stockholder take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. We and the selling stockholder will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any post-effective amendment and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any post-effective amendment or any prospectus supplement may contain or incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information.
Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be incorporated by reference in this prospectus, any post-effective amendment or any prospectus supplement may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” incorporated by reference in this prospectus, any post-effective amendment and any applicable prospectus supplement. Accordingly, investors should not place undue reliance on this information.
When we refer to “Exagen,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Exagen Inc., unless otherwise specified. When we refer to “you,” we mean the potential purchasers of the Shares.
Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. All other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

SUMMARY
The following summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you need to consider before making an investment decision. For a more complete understanding of our company, you should read and consider carefully the more detailed information included or incorporated by reference in this prospectus and any applicable prospectus supplement, including the factors described under the heading “Risk Factors” of this prospectus, as well as the information incorporated by reference from our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q, before making an investment decision.
Overview of the Company
We are a medical technology company primarily focused on the design, development and commercialization of a next-generation portfolio of innovative testing products under our AVISE® brand, which allow for the differential diagnosis, prognosis and monitoring of complex rheumatic, autoimmune and autoimmune-related disease including, among others, systemic lupus erythematosus and rheumatoid arthritis. We believe our strong focus and extensive background in the field of rheumatology, combined with our commitment to exceptional customer service and support, position us well to respond to the needs of rheumatologists, primary care physicians, other specialists, and the patients they serve.
Recent Developments
Perceptive Term Loan Facility
On April 25, 2025, or the Closing Date, we entered into the Credit Agreement with Perceptive, as lender and administrative agent, which provides for a senior secured delayed draw term loan facility in an aggregate principal amount of up to $75.0 million, or the Perceptive Term Loan Facility. An initial tranche of $25.0 million, or the Tranche A Loan, was funded under the Perceptive Term Loan Facility on the Closing Date. In addition to the Tranche A Loan, the Perceptive Term Loan Facility includes (i) available through March 31, 2026, an additional Tranche B Loan in an aggregate amount of up to $10.0 million, or the Tranche B Loan, (ii) available from March 31, 2026 through December 31, 2026, an additional Tranche C Loan in an aggregate amount of up to $10.0 million, or the Tranche C Loan and (iii) until March 31, 2027, an additional Tranche D Loan in an aggregate amount of up to $30.0 million, or the Tranche D Loan, and together with the Tranche A Loan, the Tranche B Loan, and the Tranche C Loan, the Term Loans, each of which will be accessible by us so long as we satisfy certain customary conditions precedent, including specified revenue milestones (the funding date of the Tranche B Loan, will be known as the Tranche B Borrowing Date, the funding date of the Tranche C Loan, will be known as the Tranche C Borrowing Date, and the funding date of the Tranche D Loan, will be known as the Tranche D Borrowing Date) and, for the Tranche D Loan, subject to certain business development milestones. The Perceptive Term Loan Facility has a maturity date of April 25, 2030, or the Maturity Date, and provides for an interest-only period during the term of the loan with principal due at the Maturity Date. The Perceptive Term Loan Facility accrues interest at an annual rate equal to the greater of (a) Term SOFR (as defined in the Credit Agreement) and (b) 4.75% per annum, plus an applicable margin of 7%. Accrued interest on the Term Loans is payable monthly in arrears. These interest rates are subject to adjustment as described further in the Credit Agreement and the Term Loans may be redeemed at a premium as described further in the Credit Agreement. In connection with the Credit Agreement, we also entered into a Security Agreement, dated as of the Closing Date, with Perceptive, pursuant to which all of our obligations under the Credit Agreement are secured by a first lien perfected security interest on substantially all of our existing and after-acquired assets, subject to customary exceptions.
In addition, on the Closing Date, as consideration for the Credit Agreement, we issued to Perceptive the Warrant Certificate to purchase up to 1,150,000 shares, or the Warrant Shares, of our common stock. 400,000 Warrant Shares, or the Tranche A Warrant Shares, vested and became exercisable on the Closing Date, 150,000 Warrant Shares, or the Tranche B Warrant Shares, will vest and become exercisable on the Tranche B Borrowing Date, 150,000 Warrant Shares, or the Tranche C Warrant Shares, will vest and become exercisable on the Tranche C Borrowing Date and 450,000 Warrant Shares, or the Tranche D Warrant Shares, will vest and become exercisable on the Tranche D Borrowing Date, if such borrowing is made. The per share exercise price for (i) 50%

of the Tranche A Warrant Shares is $4.96 and (ii) the remaining balance of the Tranche A Warrant Shares is $5.58. Additionally, the per share exercise price for (i) 50% of each of the Tranche B Warrant Shares, the Tranche C Warrant Shares and the Tranche D Warrant Shares will be equal to the 10-day volume-weighted average price, or VWAP, of our common stock on the business day immediately preceding the Tranche B Borrowing Date, Tranche C Borrowing Date and Tranche D Borrowing Date, as applicable, and (ii) the remaining balance of each of the Tranche B Warrant Shares, the Tranche C Warrant Shares and the Tranche D Warrant Shares will be equal to 1.125 multiplied by the 10-day VWAP of our common stock on the business day immediately preceding the Tranche B Borrowing Date, Tranche C Borrowing Date and Tranche D Borrowing Date, respectively. The Warrant Certificate will be exercisable, in whole or in part, until the 10th anniversary of the applicable vesting date, and may be exercised on a cashless or “net” basis. Our net proceeds from the Tranche A Loan were approximately $22.8 million, after deducting estimated debt issuance costs, fees and expenses. Out of these proceeds, we repaid our outstanding obligations pursuant to our credit facility with Innovatus Life Sciences Lending Fund I, LP.
Underwritten Public Offering
On May 8, 2025, we entered into an underwriting agreement, or the Underwriting Agreement, with Canaccord Genuity LLC, or the Underwriter, relating to the issuance and sale of an aggregate of 3,350,000 shares, or the Firm Shares, of our common stock, to the Underwriter at a price to the public of $5.25 per share, or the Offering. Pursuant to the terms of the Underwriting Agreement, we granted to the Underwriter a 30-day option to purchase up to an additional 502,500 shares of common stock in the Offering, or the Option Shares, and together with the Firm Shares, the Shares. The Underwriter exercised its option to purchase the Option Shares on May 8, 2025. The Offering (including the issuance of the Option Shares) closed on May 9, 2025. All of the Shares in the Offering were sold by us.
The Shares were offered and sold pursuant to a prospectus supplement, dated May 8, 2025, filed with the SEC on May 8, 2025, and an accompanying base prospectus that forms a part of the our Registration Statement on Form S-3 (File No. 333-275632), which was previously filed with the SEC on November 17, 2023 and declared effective on November 29, 2023.
Implications of Being a Smaller Reporting Company
We are a “smaller reporting company” as defined in the Exchange Act. We will be able to take advantage of the scaled disclosures available to smaller reporting companies for so long as our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.
Additional Information
For additional information related to our business and operations, please refer to the reports incorporated herein by reference, as described under the caption “Incorporation of Certain Documents by Reference” on page 20 of this prospectus.
Our Corporate Information
We were incorporated under the laws of the state of New Mexico in 2002, under the name Exagen Corporation. In 2003, we changed our state of incorporation from New Mexico to Delaware by merging with and into Exagen Diagnostics, Inc., pursuant to which we changed our name to Exagen Diagnostics, Inc. In January 2019 we changed our name to Exagen Inc. In September 2019, we completed our initial public offering and in March 2021, we completed our secondary public offering. Our principal executive offices are located at 1261 Liberty Way, Vista, California 92081. Our telephone number is (760) 560-1501.
We maintain a website at http://www.exagen.com to which we regularly post copies of our press releases as well as additional information about us. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange are available free of charge through the investor relations page of our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.
All brand names or trademarks appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

THE OFFERING

Shares of common stock that may be offered by the selling stockholder	Up to 1,150,000 shares of our common stock, issuable upon the vesting and exercise of the Warrant Certificate.

Terms of the offering	The selling stockholder will determine when and how they will sell the Shares offered in this prospectus, as described in the “Plan of Distribution.”

Use of proceeds	We will not receive any proceeds from the sale of the Shares by the selling stockholder in this offering. See “Use of Proceeds.” To the extent the Warrant Certificate is exercised on a cash basis, if at all, we will receive proceeds from the exercise of the Warrant Certificate. We currently intend to use these proceeds (if any) for working capital and general corporate purposes. See the section under the heading “Use of Proceeds” in this prospectus for more information.

Risk factors	See the section under the heading “Risk Factors” in this prospectus and the other information included in, or incorporated by reference into, this prospectus or any prospectus supplement for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.

Nasdaq Global Market symbol	“XGN”

RISK FACTORS
Investment in the Shares offered pursuant to this prospectus and any applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference herein from our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q, and our recently filed Current Reports on Form 8-K, as well as any subsequent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such Shares. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered Shares.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or Exchange Act. Forward-looking statements are statements other than historical facts and relate to future events or circumstances or our future performance, and they are based on our current assumptions, expectations and beliefs concerning future developments and their potential effect on our business. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect,” “possible,” “likely,” “probable,” and similar expressions that convey uncertainty of future events or outcomes identify forward-looking statements. These statements include, among other things, statements regarding:
•We have a history of losses, we expect to incur net losses in the future and we may not be able to generate sufficient revenue to achieve and maintain profitability;
•In the near-term, we expect that our financial results will depend primarily on sales of our testing products, and we will need to generate sufficient revenue from these testing products to grow our business;
•We may be unable to manage our ongoing growth effectively, which could make it difficult to execute our business strategy;
•Our commercial success depends on attaining and maintaining significant market acceptance of our testing products and promoted therapeutics among rheumatologists, patients, third-party payors and others in the medical community;
•We rely on sole suppliers for some of the reagents, equipment and other materials used in our testing products, and we may not be able to fund replacements or transition to alternative suppliers;
•If we are unable to support demand for our current testing products or any of our future testing products or solutions, our business could suffer;
•If third-party payors do not provide coverage and adequate reimbursement for our testing products, or they breach, rescind or modify their contracts or reimbursement policies or delay payments for our tests, or if we or our partners are unable to successfully negotiate payor contracts, gross margins and commercial success could be materially adversely affected;
•If we are unable to compete successfully, we may be unable to increase or sustain our revenue or achieve profitability;
•Developing new testing products involves a lengthy and complex process, and we may not be able to commercialize on a timely basis, or at all, other testing products we are developing;
•If our sole laboratory facility becomes damaged or inoperable, we are required to vacate our existing facility or we are unable to expand our existing facility as needed, we will be unable to perform our testing services and our business will be harmed and, in addition, we are in the process of converting warehouse space into additional laboratory facilities, but this may not be successful;
•We may require substantial additional capital to finance our planned operations, which may not be available to us on acceptable terms or at all. Our failure to obtain additional financing when needed on acceptable terms, or at all, could force us to delay, limit, reduce or eliminate our product development programs, commercialization efforts or other operations;
•We conduct business in a heavily regulated industry. Complying with the numerous statutes and regulations pertaining to our business is expensive and time-consuming, and any failure by us, our consultants or commercial partners to comply could result in substantial penalties;

•If we are unable to maintain intellectual property protection our competitive position could be harmed;
•If we fail to comply with our obligations in the agreements under which we license intellectual property rights from third parties or otherwise experience disruptions to our business relationships with our licensors, we could lose license rights that are important to our business;
•the impact of the above factors and other future events on the market price of our common stock; and
•the anticipated use of proceeds from this offering, if any.
Although forward-looking statements in this prospectus, including the documents incorporated by reference herein and therein, and in any free writing prospectus that we have authorized for use in connection with this offering, reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by us. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, without limitation, those specifically addressed under the heading “Risk Factors” contained in this prospectus and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, including our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date made. We file reports with the SEC, and our electronic filings with the SEC (including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and any amendments to these reports) are available free of charge on the SEC’s website at www.sec.gov.
We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this prospectus, except as required by law. Readers are urged to carefully review and consider the various disclosures made throughout the entirety of this prospectus and any related free writing prospectus, and the documents incorporated by reference into this prospectus, which disclosures are designed to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and prospects.

USE OF PROCEEDS
We will not receive any proceeds from the sale of the Shares covered by this prospectus and any accompanying prospectus supplement. All proceeds from the sale of the Shares will be for the account of the selling stockholder named herein. We will bear all other costs, fees and expenses incurred in effecting the registration of the Shares covered by this prospectus and any accompanying prospectus supplement, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants, in accordance with the terms of the Warrant Certificate. The selling stockholder will pay any discounts, commissions, and fees of underwriters, selling brokers, dealer managers or similar securities industry professionals incurred by such selling stockholder in disposing of the Shares covered by this prospectus.
The holder of the Warrant Certificate is not obligated to exercise the Warrant Certificate, and we cannot predict whether the holder of the Warrant Certificate will choose to exercise the Warrant Certificate. We may receive proceeds from any cash exercise of the Warrant Certificate. We currently intend to use such proceeds, if any, for working capital and general corporate purposes.

SELLING STOCKHOLDER
This prospectus covers the resale from time to time of up to 1,150,000 Shares issuable upon the vesting and exercise of the Warrant Certificate.
The selling stockholder may offer and sell, from time to time, any of the Shares described under the column “Number of Shares Being Offered Hereby” in the table below. Except for the ownership of the securities and the Credit and Security Agreements described above, the selling stockholder has not had any material relationship with us within the past three years.
As used in this prospectus, the term “selling stockholder” includes the selling stockholder listed in the table below, together with any additional selling stockholders listed in a subsequent amendment to this prospectus, and their donees, pledgees, assignees, transferees, distributees and successors-in-interest that receive shares in any non-sale transfer after the date of this prospectus.
The table below lists the selling stockholder and other information regarding the beneficial ownership of the Shares by the selling stockholder as of June 1, 2025. The following table also provides the number of Shares that may be sold by the selling stockholder under this prospectus and that the selling stockholder will beneficially own assuming all the Shares that may be offered pursuant to this prospectus are sold. The number of shares described under the column “Shares of Common Stock Beneficially Owned Before this Offering” for the selling stockholder includes all shares of our common stock beneficially held by the selling stockholder as of June 5, 2025, which includes shares of common stock issuable upon the vesting and exercise of the Warrant Certificate. There is a limitation on the aggregate number of shares of common stock beneficially owned by the selling stockholder set forth in the Warrant Certificate, or the Beneficial Ownership Limitation, due to which the Warrant Certificate may not be exercised if the aggregate number of shares of common stock beneficially owned by the selling stockholder immediately following such exercise would exceed 9.99%. Because the selling stockholder may dispose of all, none or some portion of their Shares, no estimate can be given as to the number of Shares that will be beneficially owned by a selling stockholder upon termination of this offering.
For purposes of the table below, however, we have assumed that after termination of this offering none of the Shares covered by this prospectus will be beneficially owned by the selling stockholder and further assumed that the selling stockholder will not acquire beneficial ownership of any additional Shares during the offering. In addition, the selling stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the Shares in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented. See the section titled “Plan of Distribution.”

			SHARES BENEFICIALLY OWNED AFTER THE OFFERING(4)
SELLING STOCKHOLDER (1)	SHARES OF COMMON STOCK BENEFICIALLY OWNED BEFORE THIS OFFERING(2)	NUMBER OF SHARES BEING OFFERED HEREBY(3)	NUMBER OF SHARES	PERCENTAGE
Perceptive Credit Holdings IV, LP	1,150,000	1,150,000	—	—%
__________________
(1)All information regarding the selling stockholder was provided by the selling stockholder as of June 5, 2025. Perceptive Credit Advisors, LLC, or Perceptive Credit, is the investment manager to Perceptive, and accordingly, may be deemed to beneficially own the securities directly held by Perceptive. Perceptive Advisors LLC is the general partner of Perceptive Credit, Joseph Edelman is the managing member of Perceptive Advisors LLC, and accordingly, Perceptive Advisors LLC or Mr. Edelman may be deemed to beneficially own the securities held by the Perceptive. Perceptive Credit, Perceptive Advisors LLC and Mr. Edelman disclaim beneficial ownership of such shares except to the extent of its or his pecuniary interest therein. The principal business address and address for notice of Perceptive is 51 Astor Place, 10th Floor, New York, New York 10003.
(2)The shares reported under “Shares of Common Stock Beneficially Owned Before this Offering” includes 1,150,000 shares of common stock underlying the Warrant Certificate held by Perceptive.

(3)The number of shares of common stock in the column “Number of Shares Being Offered Hereby” represents all of the Shares that the selling stockholder may offer and sell from time to time under this prospectus, consisting of all of the shares of common stock issuable upon the vesting and exercise of the Warrant Certificate, without giving effect to the Beneficial Ownership Limitation.
(4)The selling stockholder has not informed us, and we do not know, when or in what amounts the selling stockholder may offer for sale the Shares pursuant to this offering. For purposes of this table, we have assumed that the selling stockholder will have sold all of the Shares covered by this prospectus upon the completion of this offering.

PLAN OF DISTRIBUTION
The selling stockholder, including its pledgees, donees, transferees, distributees, beneficiaries or other successors in interest, may from time to time offer some or all of the Shares by this prospectus. We will not receive any of the proceeds from the sale of the Shares covered by this prospectus by the selling stockholder. The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. We will bear all fees and expenses incident to our obligation to register the Shares covered by this prospectus.
The selling stockholder may sell all or a portion of the Shares beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Shares are sold through underwriters or broker-dealers, the selling stockholder will be responsible for underwriting discounts or commissions or agent’s commissions in connection with the Shares held by such selling stockholder. The Shares may be sold on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at privately negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions.
The selling stockholder may use any one or more of the following methods when disposing of Shares or interests therein:
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•block trades in which the broker-dealer will attempt to sell the Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•an over-the-counter distribution;
•an exchange distribution in accordance with the rules of the applicable exchange;
•privately negotiated transactions;
•short sales effected after the effective date of the registration statement of which this prospectus is a part;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
•through trading plans entered into by the selling stockholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;
•through firm-commitment underwritten public offerings;
•a combination of any such methods of sale; or
•any other method permitted pursuant to applicable law.
The selling stockholder may, from time to time, pledge or grant a security interest in some or all of the Shares owned and, if the selling stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the Shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of the selling stockholder to include the pledgee, transferee, or other successors in interest as the selling stockholder under this prospectus. The selling stockholder also may transfer the Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the beneficial owners for purposes of this prospectus.
In connection with the sale of Shares, or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging the positions it assumes. The selling stockholder may also sell Shares short and deliver the Shares to close out any such short positions, or loan or pledge the Shares to broker-dealers that in turn may sell these Shares. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Shares offered by this prospectus, which Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
Broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in sales. If the selling stockholder effects certain transactions by selling Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from such selling stockholder or commissions from purchasers of the Shares for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with applicable rules of the Financial Industry Regulatory Authority, or FINRA, and in the case of a principal transaction, a markup or markdown in compliance with applicable FINRA rules.
The aggregate proceeds to the selling stockholder from the sale of the Shares offered will be the purchase price of the Shares less discounts or commissions, if any. The selling stockholder reserves the right to accept and, together with its respective agents from time to time, to reject, in whole or in part, any proposed purchase of Shares to be made directly or through agents. The selling stockholder also may resell all or a portion of the Shares in open market transactions in reliance upon Rule 144 under the Securities Act, rather than under this prospectus, provided that each meets the criteria and conforms to the requirements of that rule.
The selling stockholder and any underwriters, broker-dealers or agents that participate in the sale of the Shares, or interests therein, may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the Shares may be underwriting discounts and commissions under the Securities Act. If selling securities pursuant to this prospectus, the selling stockholder is subject to the prospectus delivery requirements of the Securities Act.
To the extent required pursuant to Rule 424(b) under the Securities Act, the Shares to be sold, the name of the selling stockholder, the purchase price and public offering price, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In order to comply with the securities laws of some states, if applicable, the Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale, or an exemption from registration or qualification requirements is available and the selling stockholder complies with such exemption’s requirements.
The selling stockholder and any other person participating in a sale of the Shares registered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Shares by the selling stockholder and any other participating person.
All of the foregoing may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. We have agreed to indemnify the selling stockholder against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. We and the selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

DESCRIPTION OF CAPITAL STOCK
General
The following description summarizes some of the terms of capital stock. Because it is only a summary, it does not contain all the information that may be important to you and is subject to and qualified in its entirety by reference to our amended and restated certificate of incorporation, or the Certificate of Incorporation, and amended and restated bylaws, or the Bylaws, which are filed as exhibits to our most recent Annual Report on Form 10-K and are incorporated by reference herein. We encourage you to read our Certificate of Incorporation and our Bylaws for additional information.
Our authorized capital stock consists of 200,000,000 shares of common stock and 10,000,000 shares of preferred stock, $0.001 par value per share.
Common Stock
As of June 17, 2025, there were 21,860,617 shares of our common stock issued and outstanding and held of record by 23 stockholders. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors, and do not have cumulative voting rights. Accordingly, the holders of a majority of the outstanding shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose, other than any directors that holders of any preferred stock we may issue may be entitled to elect. Subject to the supermajority votes for some matters, other matters shall be decided by the affirmative vote of our stockholders having a majority in voting power of the votes cast by the stockholders present or represented and voting on such matter. Our Certificate of Incorporation and Bylaws also provide that our directors may be removed only for cause and only by the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock entitled to vote thereon. In addition, the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock entitled to vote thereon is required to amend or repeal, or to adopt any provision inconsistent with, several of the provisions of our Certificate of Incorporation.
Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared by the board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, the holders of common stock will be entitled to share ratably in the assets legally available for distribution to stockholders after the payment of or provision for all of our debts and other liabilities, subject to the prior rights of any preferred stock then outstanding. Holders of common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking funds provisions applicable to our common stock. All outstanding shares of common stock are, and our common stock to be outstanding upon the closing of this offering will be, duly authorized, validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 6200 S. Quebec St., Greenwood Village, CO 80111.
Stock Exchange Listing
Our common stock is listed for trading on Nasdaq under the symbol “XGN.”
Preferred Stock
As of June 17, 2025, there were no shares of our preferred stock outstanding. Under the terms of our Certificate of Incorporation, our board of directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the dividend, voting and other rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.
Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and may adversely affect the market price of our common stock and the voting and other rights of the holders of common stock. We have no current plans to issue any shares of preferred stock.
Prior to the issuance of shares of each series, the board of directors is required by the General Corporation Law of the State of Delaware, or the DGCL, and our Certificate of Incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including dividend rights, conversion rights, redemption privileges and liquidation preferences.
Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and may adversely affect the market price of our common stock and the voting and other rights of the holders of common stock.
Registration Rights
Pursuant to the Warrant Certificate, we have granted Perceptive certain customary piggy-back and resale registration rights in respect of the Warrant Shares.
Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws
Some provisions of Delaware law, our Certificate of Incorporation and our Bylaws contain provisions that could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions which provide for payment of a premium over the market price for our shares.
These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.
Undesignated Preferred Stock
The ability of our board of directors, without action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with voting or other rights or preferences as designated by our board of directors could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.
Stockholder Meetings
Our Bylaws provide that a special meeting of stockholders may be called only by our chairman of the board, chief executive officer or president, or by a resolution adopted by a majority of our board of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals
Our Bylaws establish advance notice procedures with respect to stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.
Elimination of Stockholder Action by Written Consent
Our Certificate of Incorporation and Bylaws eliminate the right of stockholders to act by written consent without a meeting.
Staggered Board
Our board of directors is divided into three classes. The directors in each class will serve for a three-year term, one class being elected each year by our stockholders. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.
Removal of Directors
Our Certificate of Incorporation provides that no member of our board of directors may be removed from office by our stockholders except for cause and, in addition to any other vote required by law, upon the approval of not less than two thirds of the total voting power of all of our outstanding voting stock then entitled to vote in the election of directors.
Stockholders Not Entitled to Cumulative Voting
Our Certificate of Incorporation does not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may be entitled to elect.
Delaware Anti-Takeover Statute
We are subject to Section 203 of the DGCL, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors.
Choice of Forum
Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative form, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of a fiduciary duty or other wrongdoing by any of our directors, officers, employees or agents to us or our stockholders, creditors or other constituents; (iii) any action asserting a claim against us arising pursuant to any provision of the DGCL or our Certificate of Incorporation or Bylaws; (iv) any action to interpret, apply, enforce or determine the validity of our Certificate of Incorporation or Bylaws; or (v) any action asserting a claim governed by the internal affairs doctrine. This exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Our Bylaws provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable. Our Certificate of Incorporation and Bylaws also provide that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to this choice of forum provision.
Amendment of Charter Provisions
The amendment of any of the above provisions, except for the provision making it possible for our board of directors to issue preferred stock, would require approval by holders of at least two thirds of the total voting power of all of our outstanding voting stock.
The provisions of Delaware law, our Certificate of Incorporation and our Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., San Diego, California.
EXPERTS
The financial statements of Exagen Inc. as of December 31, 2024 and 2023 and for the years then ended incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov
Our website address is http://www.exagen.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 11, 2025.
•Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 5, 2025.
•Our Current Reports on Form 8-K, filed with the SEC on January 13, 2025, March 11, 2025, April 28, 2025, May 5, 2025, May 8, 2025, May 9, 2025 and June 11, 2025 (except for any portions of such Current Reports on Form 8-K furnished pursuant to Item 2.02 and/or Item 7.01 thereof and any corresponding exhibits thereto not filed with the SEC).
•Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 30, 2025 (to the extent specifically incorporated by reference into our Annual Report on Form 10-K).
•the description of our common stock set forth in the Registrant’s registration statement on Form 8-A12B (Registration No. 001-39049), filed with the SEC under Section 12(b) of the Exchange Act, on September 13, 2019, including any amendments or reports filed for the purpose of updating such description.
In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and deemed to be a part of this prospectus from the date of filing of such reports and documents.
Notwithstanding the foregoing, we are not incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.
You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
Exagen Inc.
Attention: Corporate Secretary
1261 Liberty Way
Vista, California 92081
(760) 560-1501
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

Up to 1,150,000 Shares of Common Stock

PROSPECTUS

                  , 2025

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.    Other Expenses of Issuance and Distribution
The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$1,316.09
Legal fees and expenses	$35,000.00
Accounting fees and expenses	$15,000.00
Miscellaneous	$5,000.00
Total	$56,316.09
Item 15.    Indemnification of Directors and Officers
Section 102 of the DGCL permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our Certificate of Incorporation provides that no director of the Company shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.
Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.
Our Certificate of Incorporation provides that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our Certificate of Incorporation provides that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.
We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.
We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.
Any underwriting agreement or distribution agreement that we enter into with any underwriter or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify us, some or all of our directors and officers and our controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act.
Item 16.     Exhibits

Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Exhibit Filing Date	Filed/Furnished Herewith

3.1	Amended and Restated Certificate of Incorporation.	8-K	001-39049	3.1	9/23/2019

3.2	Amended and Restated Bylaws.	8-K	001-39049	3.1	3/22/2021

3.3	Amendment to Amended and Restated Bylaws, dated January 19, 2023.	8-K	001-39049	3.1	1/23/2023

4.1	Warrant Certificate, dated April 25, 2025, issued by the Company to Perceptive Credit Holdings IV, LP.	8-K	001-39049	4.1	4/28/2025

10.1^#	Credit Agreement and Guaranty, dated April 25, 2025, by and among the Company and Perceptive Credit Holdings IV, LP.	8-K	001-39049	10.1	4/28/2025

10.2^	Security Agreement, dated April 25, 2025, by and among the Company and Perceptive Credit Holdings IV, LP.	8-K	001-39049	10.2	4/28/2025

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.					X

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).					X

23.2	Consent of BDO USA, P.C., independent registered public accounting firm.					X

24.1	Powers of Attorney (incorporated by reference to the signature page hereto).					X

107	Filing Fee Table.					X
__________________
^       Certain schedules to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Copies of the omitted schedules will be furnished to the SEC upon request.

#       Confidential information has been omitted because it is both (i) not material and (ii) is the type of information that the Company treats as private or confidential pursuant to Item 601 of Regulation S-K.
Item 17.     Undertakings
(a)The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act to any purchaser:
(A)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vista, California, on June 20, 2025.

EXAGEN INC.

By:	/s/ John Aballi
John Aballi
President and Chief Executive Officer
POWER OF ATTORNEY
Each of the undersigned officers and directors of the registrant hereby severally constitutes and appoints John Aballi and Jeffrey G. Black, and each of them singly (with full power to each of them to act alone), as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him and in his name, place and stead, and in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this registration statement and any other registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ John Aballi	President, Chief Executive Officer, and Director (principal executive officer)	June 20, 2025
John Aballi

/s/ Jeffrey G. Black	Chief Financial Officer and Corporate Secretary (principal financial officer and principal accounting officer)	June 20, 2025
Jeffrey G. Black

/s/ Tina S. Nova, Ph.D.	Executive Chairman of the Board of Directors	June 20, 2025
Tina S. Nova, Ph.D.

/s/ Ana Hooker	Director	June 20, 2025
Ana Hooker

/s/ Scott Kahn, Ph.D.	Director	June 20, 2025
Scott Kahn, Ph.D.

/s/ Paul Kim	Director	June 20, 2025
Paul Kim

/s/ Bruce C. Robertson, Ph.D.	Director	June 20, 2025
Bruce C. Robertson, Ph.D.

/s/ Frank Stokes	Director	June 20, 2025
Frank Stokes